Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms F-3 of our report dated March 2, 2026, relating to the consolidated financial statements of Decent Holding Inc. and its subsidiaries included in its annual report on Form 20-F for the year ended October 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

April 24, 2026